SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2000

                                 GlobeSpan, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

      Delaware                         000-26401                75-2658218
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
of Incorporation)                     File Number)           Identification No.)

100 Schulz Drive
Red Bank, New Jersey                                                  07701
-----------------------                                          ---------------
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code (732) 345-7500

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      This Amendment No. 1 to Form 8-K is being filed in order to include certain financial statements for Ficon Technology, Inc. and certain unaudited pro forma condensed combined financial information as of December 31, 1999 and for the year ended December 31, 1999 reflecting the acquisition by Globespan, Inc. ("Globespan") of Ficon Technology, Inc. ("Ficon"), which closed on January 31, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Ficon Technology, Inc. Financial Statements for the Year Ended December 31, 1999

                             Ficon Technology, Inc.
                              Financial Statements
                      For the year ended December 31, 1999
                               and Report Thereon

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Ficon Technology, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of Ficon Technology, Inc. at December 31, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey

January 14, 2000
except as to Note 10 which is as of February 25, 2000

                             Ficon Technology, Inc.

                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                                      December 31,
                                                                                          1999

Assets
    Current assets
      Cash and cash equivalents                                                        $  899,223
      Accounts receivable                                                                 786,882
      Prepaid expenses and other current assets                                           135,802
                                                                                       ----------

        Total current assets                                                            1,821,907

    Property and equipment, net                                                           241,322
                                                                                       ----------

        Total assets                                                                   $2,063,229
                                                                                       ==========

Liabilities and Stockholders' Equity
    Current liabilities
      Borrowings under line of credit                                                  $  200,000
      Accounts payable                                                                     35,796
      Payroll and benefit related liabilities                                             374,187
      Accrued expenses and other liabilities                                              205,587
      Current tax liabilities                                                             166,168
      Current portion of capital lease obligations                                         12,351
                                                                                       ----------

        Total current liabilities                                                         994,089

    Deferred tax liabilities                                                              149,894
    Deferred revenue                                                                      230,800
    Capital lease obligations, less current portion                                        13,116
                                                                                       ----------

        Total liabilities                                                               1,387,899
                                                                                       ----------

    Commitments and contingencies (Note 7)

    Stockholders' equity
      Class A common stock, no par value; 7,000,000 shares authorized; 6,790,000
        shares issued and outstanding                                                         970
      Class B common stock, no par value; 1,433,735 share authorized; 210,000 shares
        issued and outstanding                                                                 30
      Additional paid-in capital                                                          106,277
      Retained earnings                                                                   568,053
                                                                                       ----------

        Total stockholder's equity                                                        675,330
                                                                                       ----------

           Total liabilities and stockholders' equity                                  $2,063,229
                                                                                       ==========

   The accompanying notes are an integral part of these financial statements.

                             Ficon Technology, Inc.

                            Statement of Operations
--------------------------------------------------------------------------------

                                                                                      For the Year
                                                                                         Ended
                                                                                      December 31,
                                                                                          1999
Revenues
    Development and other revenues                                                     $4,719,402
                                                                                       ----------

      Total revenues                                                                    4,719,402
                                                                                       ----------

Expenses
    Research and development (including related party amount of $504,000)               4,078,800
    Selling, general and administrative                                                   556,099
                                                                                       ----------

      Total operating expenses                                                          4,634,899
                                                                                       ----------

Income from operations                                                                     84,503

Interest expense                                                                           (3,862)
                                                                                       ----------

Income before income taxes                                                                 80,641
Income tax provision                                                                       34,384
                                                                                       ----------

      Net income                                                                       $   46,257
                                                                                       ==========

   The accompanying notes are an integral part of these financial statements.

                             Ficon Technology, Inc.

                  Statement of Changes in Stockholders' Equity
--------------------------------------------------------------------------------

                                                Class A                   Class B          Additional      Retained       Total
                                              Common Stock              Common Stock         Paid-in       Earnings    Stockholders'
                                           Shares       Amount       Shares      Amount      Capital       (Deficit)      Equity

Balance at January 1, 1999 (unaudited)    6,790,000       $ 970      210,000       $ 30     $ 106,277      $ 521,796     $ 629,073

    Net income                                   --          --           --         --            --         46,257        46,257
                                          ---------       -----      -------       ----     ---------      ---------     ---------

Balance at December 31, 1999              6,790,000       $ 970      210,000       $ 30     $ 106,277      $ 568,053     $ 675,330
                                          =========       =====      =======       ====     =========      =========     =========

   The accompanying notes are an integral part of these financial statements.

                             Ficon Technology, Inc.

                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                    For the Year
                                                                       Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------

Cash flows provided by operating activities
   Net income                                                        $  46,257
   Adjustments to reconcile net income to cash (used in)
     provided by operating activities
     Deferred income taxes                                            (139,925)
     Amortization and depreciation                                      90,785
     Changes in assets and liabilities
      (Increase) decrease in accounts receivable                       603,731
      (Increase) in prepaid expenses and other current assets         (102,952)
      Increase (decrease) in accounts payable                          (42,874)
      Decrease in deferred revenue                                     (58,737)
      Increase in accrued expenses and other current liabilities       344,754
      Increase in current tax liabilities                              166,168
                                                                     ---------

     Net cash provided by operating activities                         907,207
                                                                     ---------

Cash flows used in investing activities
   Purchase of equipment                                              (222,846)
                                                                     ---------

     Net cash used in investing activities                            (222,846)
                                                                     ---------

Cash flows provided by financing activities
   Proceeds from borrowings under line of credit                       200,000
   Repayment of capital lease obligation                                (9,689)
                                                                     ---------

     Net cash provided by financing activities                         190,311
                                                                     ---------

Net increase in cash and cash equivalents                              874,672
Cash and cash equivalents at beginning period                           24,551
                                                                     ---------

     Cash and cash equivalents at end of period                      $ 899,223
                                                                     =========

Supplemental disclosure of cash flow information
   Cash paid
     Interest                                                        $   3,317
                                                                     =========

     Income taxes                                                    $  15,391
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

                             Ficon Technology, Inc.

                          Notes to Financial Statements
--------------------------------------------------------------------------------

1.    Nature of Business and Basis of Presentation

      Ficon Technology, Inc. (the "Company") was incorporated in October 1996 under the laws of the State of New Jersey. The Company is a leading provider of communication software, testing tools and services for the packet switching, Digital Subscriber Line (DSL) and cable markets, primarily in the United States. The Company develops products that are used by manufacturers in various products including IP edge switches and routers, ATM edge and core switches, Voice Gateways, DSL modems, cable modem and termination systems.

      In January 2000, the Company was acquired by GlobeSpan, Inc. in a purchase transaction. See Note 10.

2.    Summary of Significant Accounting Policies

      The significant accounting principles and practices used in the preparation of the accompanying financial statements are summarized below:

      Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates. The markets for the Company's products are characterized by intense competition, rapid technological development and frequent new product introductions, all of which could impact the future value of the Company's assets.

      Revenue Recognition
      Revenues from development fees, which amounted to approximately $2,700,000 for the year ended December 31, 1999, are recognized upon customer acceptance or over the period in which services are provided if customer acceptance is not required. Service revenues consist of customer support and maintenance fees. Service revenues are recognized ratably over the term of the agreement, which is typically one year.

      Revenue from the sale of software is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the vendor's fee is fixed and determinable and collectibility is probable. When a software arrangement includes multiple elements, the Company allocates the revenue to each component of the arrangement based on vendor-specific objective evidence of value ("VSOE") and recognizes the revenue for each component as appropriate. Where sufficient VSOE does not exist, the Company defers revenue recognition for the entire arrangement until all elements of the arrangement have been delivered. Revenues from license fees amounted to approximately $1,500,000 for the year ended December 31, 1999.

      Cash and Cash Equivalents
      The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

      Property and Equipment

                             Ficon Technology, Inc.

                          Notes to Financial Statements
--------------------------------------------------------------------------------

      Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the terms of the leases or the estimated useful lives of the assets. Gains or losses on disposals of property and equipment are recorded in current operations.

      Long-Lived Assets
      The impairment of long-lived assets is assessed by Management using factors including probable comparable fair market values, anticipated future cash flows, and the aggregate value of the related businesses taken as a whole. These factors are periodically reviewed to determine whether current events or circumstances require adjustments to carrying values or estimated useful lives of fixed or intangible assets in accordance with the provisions of FAS No. 121, "Accounting for the Impairment of Long-Lived Assets."

      Financial Instruments
      The carrying value of accounts receivable, accounts payable and borrowings under the revolving credit agreement approximate their fair values due to the relatively short-term nature of these instruments.

      Research and Development Costs
      Costs in connection with the development activities performed for others are expensed over the period services are provided or deferred until customer acceptance, if required by the development agreement.

      Costs incurred in connection with the research and development of the Company's products and enhancements to existing products are expensed as incurred unless technological feasibility has been established. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have not been material. Accordingly, research and development costs have been expensed as incurred.

      Income Taxes
      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires use of the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

                             Ficon Technology, Inc.

                          Notes to Financial Statements
--------------------------------------------------------------------------------

3.    Property and Equipment

      Property and equipment at December 31, 1999 consists of the following:

      Computer equipment                           $ 376,450
      Office furniture and fixtures                   30,978
      Office equipment                                14,380
                                                   ---------

                                                     421,808

      Less, accumulated depreciation                (180,486)
                                                   ---------

                                                   $ 241,322
                                                   =========

      Included in operating expenses is depreciation expense of approximately $91,000 for the year ended December 31, 1999. Included in accumulated depreciation is $12,000 related to amounts under capitalized leases.

4.    Revolving Credit Agreement

      In April 1999, the Company entered into a credit agreement with Summit Bank pursuant to which the Company may borrow up to $300,000. Outstanding borrowings under this credit agreement bear interest, payable on a monthly basis, at rate of 1.0% in excess of Summit Bank's prevailing base rate (9.5% at December 31, 1999). Interest and fees related to this credit agreement amounted to approximately $3,000 for the year ended December 31, 1999. The credit agreement expires in April 2000.

      Substantially all of the Company's assets are pledged as collateral under the credit agreement. Under the terms of the credit agreement, the Company's deposits with Summit Bank may be used to offset outstanding borrowings. The Company's president and principal stockholder has personally guaranteed the credit agreement. The credit agreement also contains various covenants, which, among other things, restrict certain corporate actions including, but not limited to, mergers, acquisitions and sales of assets.

5.    Stockholders' Equity

      In October 1999, the Company amended its certificate of incorporation and authorized 7,000,000 shares of Class A common stock, no par value ("Class A Stock"), and 1,433,735 shares of Class B common stock, no par value ("Class B Stock"). The Class A Stock and the Class B Stock are identical in all respects except that the Class B Stock does not carry voting rights in the Company.

                             Ficon Technology, Inc.

                          Notes to Financial Statements
--------------------------------------------------------------------------------

6.    Income Taxes

      Deferred tax liabilities at December 31, 1999 are comprised of the following:

      Change in tax accounting method                                 $(156,012)
      Depreciation                                                       (5,366)
      Other                                                              11,484
                                                                      ---------

      Deferred tax liability                                          $(149,894)
                                                                      =========

      The components of the provision for income taxes for the year ended December 31, 1999 are as follows:

      Current
        Federal                                                       $ 135,030
        State                                                            39,279
                                                                      ---------

                                                                        174,309
                                                                      ---------
      Deferred
        Federal                                                        (108,395)
        State                                                           (31,530)
                                                                      ---------

                                                                       (139,925)
                                                                      ---------

          Income tax provision                                        $  34,384
                                                                      =========

      The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. income tax rate to income before taxes as follows:

      U.S. statutory rate                                                    34%
        State taxes                                                           6
        Other                                                                 3
                                                                           ----

       Effective tax rate                                                    43%
                                                                           ====

                             Ficon Technology, Inc.

                          Notes to Financial Statements
--------------------------------------------------------------------------------

7.    Commitments and Contingencies

      The Company leases its office facilities under a noncancelable operating lease that expires June 30, 2000. In addition, the Company leases certain computer and office equipment under both capital and operating leases agreements. Minimum required future lease payments under the Company's operating and capital leases at December 31, 1999 are as follows:

                                                       Operating       Capital
                                                         Leases        Leases

      Year ended December 31,
       2000                                            $  96,386      $  16,954
       2001                                               19,290         14,306
       2002                                               14,845          3,485
       2003                                                   --             --
       2004                                                   --             --
       Thereafter                                             --             --
                                                       ---------      ---------

         Total minimum lease payments                  $ 130,521         34,745
                                                       =========

      Less, amount representing interest                                 (9,278)
                                                                      ---------

         Present value of minimum lease payments                         25,467

      Less: current portion                                             (12,351)
                                                                      ---------

                                                                      $  13,116
                                                                      =========

      Rent expense for the year ended December 31, 1999 approximated $164,000.

8.    Related Party Transactions

      The Company outsources certain development activities to Ficon
      Technology India, Pty. The father of the Company's President and Chief Executive Officer is the principal shareholder of Ficon India. Ficon India charges the Company for development services on a cost plus a basis. During the year ended December 31, 1999, the Company recorded development expenses of $504,000, relating to development services provided by Ficon India.

9.    Concentration of Risk and Customer Information

      Sales to four individual customers amounted to 14.8%, 12.6%, 12.0% and 11.3% of net sales in 1999.

10.   Subsequent Events

                             Ficon Technology, Inc.

                          Notes to Financial Statements
--------------------------------------------------------------------------------

      On January 12, 2000, as amended on January 28, 2000, the Company entered into a definitive merger agreement with GlobeSpan, Inc. ("GlobeSpan") pursuant to which the Company shall be merged with and into a wholly owned subsidiary of GlobeSpan. In exchange for the outstanding shares of the Company, the shareholders' will receive a pro-rata share of $5,000,000, the right to receive up to an aggregate of 960,000 shares of GlobeSpan common stock and the right to receive contingent shares up to an aggregate of 999,999 shares of GlobeSpan common stock.

      The 999,999 shares represent additional shares of GlobeSpan common stock to be distributed to the shareholders of the Company upon the completion of certain development activities as provided in the merger agreement.

      On January 21, 2000, GlobeSpan's board of directors approved a 3-for-1 stock split applicable to all issued and outstanding shares of its common stock, par value $0.001. The 3-for-1 stock split was effected in the form of a stock dividend and became effective on February 25, 2000 when stockholders of record received two additional shares of common stock for each outstanding share of common stock held on the record date. The shares to be paid in consideration for the acquisition of Ficon by GlobeSpan have been restated for all periods to reflect the stock split.

      On January 30, 2000, the Company entered into a Share Purchase Agreement (the "Agreement") with the four stockholders of Ficon Technology India, Pty ("Ficon India"). The Agreement calls for the Ficon India stockholders to transfer to the Company and the Company shall purchase and accept from Ficon India stockholders all of the Ficon India shares. In consideration of the transfer of the Ficon India shares, the Company shall pay the Ficon India stockholders approximately $330,000. The Agreement is subject to Indian government and regulatory approval and is expected to close during the second quarter of 2000.

      The merger with GlobeSpan closed on January 31, 2000.

(b)   GlobeSpan, Inc. Unaudited Pro Forma Condensed Combined Financial
      Statements

                                 GlobeSpan, Inc.

           Unaudited Pro Forma Condensed Combined Financial Statements
--------------------------------------------------------------------------------

Unaudited Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1999 gives effect to the Ficon Technology, Inc. (Ficon) acquisition as if it had occurred on January 1, 1999, accounted for as a purchase business combination. The Pro Forma Statement of Operations is based on historical results of operations of GlobeSpan, Inc. (GlobeSpan) and Ficon for the year ended December 31, 1999.

The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Ficon as if the acquisition had occurred on December 31, 1999. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of GlobeSpan and Ficon and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of GlobeSpan after the acquisition of Ficon, or of the financial position or results of operations of GlobeSpan that would have actually occurred had the acquisition of Ficon been effected on January 1, 1999. It is GlobeSpan's current intention to not enter into new development contracts for others and incorporate Ficon's technology into its on-going product offerings.

                                 GlobeSpan, Inc.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                December 31, 1999
                        (In thousands, except share data)
--------------------------------------------------------------------------------

                                                                    Ficon
                                                      GlobeSpan, Technology,
                                                         Inc.        Inc.        Adjustments   Pro Forma
Assets
    Current assets
      Cash and cash equivalents                         $24,657     $   899       $(5,000)(a)   $20,556
      Short-term investments                             12,011          --                      12,011
      Accounts receivable, net                            9,160         787                       9,947
      Accounts receivable from affiliates                   146          --                         146
      Inventories                                        10,656          --                      10,656
      Prepaid income taxes                                  190          --                         190
      Prepaid expenses and other current assets           2,911         136                       3,047
                                                        -------     -------       -------       -------

        Total current assets                             59,731       1,822        (5,000)       56,553

    Property and equipment, net                           5,853         241                       6,094
    Goodwill, net                                            --          --        10,025 (a)    10,025
    Other assets                                          5,407          --                       5,407
                                                        -------     -------       -------       -------

        Total assets                                    $70,991     $ 2,063       $ 5,025       $78,079
                                                        =======     =======       =======       =======

Liabilities and Stockholders' Equity
    Current liabilities
      Borrowings under line of credit                   $    --     $   200       $             $   200
      Accounts payable                                    4,333          36                       4,369
      Accounts payable to affiliates                         80          --                          80
      Accrued expenses and other liabilities              2,049         206                       2,255
      Payroll and benefit related liabilities             7,688         374           800 (b)     8,862
      Current tax liabilities                                --         166                         166
      Current portion of capital lease obligations          965          12                         977
                                                        -------     -------       -------       -------

        Total current liabilities                        15,115         994           800        16,909
                                                        -------     -------       -------       -------

    Deferred tax liabilities                                 --         150                         150
    Deferred revenue                                         --         231                         231
    Capital lease obligations, less current portion         443          13                         456
                                                        -------     -------       -------       -------

        Total liabilities                                15,558       1,388           800        17,746
                                                        -------     -------       -------       -------

                                                                                     (675)(a)
                                                                                   (1,350)(a)
                                                                                    7,050 (a)
        Total stockholders' equity                       55,433         675          (800)(b)    60,333
                                                        -------     -------       -------       -------

           Total liabilities and stockholders' equity   $70,991     $ 2,063       $ 5,025       $78,079
                                                        =======     =======       =======       =======

                  See accompanying notes to unaudited pro forma
                   condensed combined financial information.

                                GlobeSpan, Inc.

         Unaudited Pro Forma Condensed Combined Statement of Operations
                          Year Ended December 31, 1999
                (In thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                Ficon
                                         GlobeSpan, Inc.   Technology, Inc.     Adjustments       Pro Forma

Statement of operations data
    Net revenues                           $     56,220      $         --      $                 $     56,220
    Cost of sales                                20,879                --                              20,879
    Cost of sales related to termination
      charge                                      1,119                --                               1,119
                                           ------------      ------------      ------------      ------------
      Gross profit                               34,222                --                              34,222

    Development and other revenues                   --             4,719                               4,719

Operating expenses
    Research and development                     26,531             4,079               674 (b)        31,284
    Selling, general and administrative          14,389               556             9,833 (c)
                                                                                        126 (b)        24,904
    Amortization                                                                      3,645 (a)         3,645
                                           ------------      ------------      ------------      ------------

      Total operating expenses                   40,920             4,635            14,278            59,833
                                           ------------      ------------      ------------      ------------

        (Loss) income from operations            (6,698)               84           (14,278)          (20,892)

Interest income (expense), net                    1,133                (4)                              1,129
                                           ------------      ------------      ------------      ------------
      (Loss) income before income taxes          (5,565)               80           (14,278)          (19,763)

Provision (benefit) for income taxes                 --                34                                  34
                                           ------------      ------------      ------------      ------------

      Net (loss) income                    $     (5,565)     $         46      $    (14,278)     $    (19,797)
                                           ============      ============      ============      ============

Preferred stock deemed dividend and
    accretion                                    (3,466)               --      $         --            (3,466)
                                           ------------      ------------      ------------      ------------

      Net loss attributable to common
        stockholders                       $     (9,031)     $         46      $    (14,278)     $    (23,263)
                                           ============      ============      ============      ============
Other comprehensive loss
    Unrealized loss on marketable
      securities                                     22                --      $         --                22
                                           ------------      ------------      ------------      ------------

      Comprehensive loss                   $     (9,053)     $         46      $    (14,278)     $    (23,285)
                                           ============      ============      ============      ============

Loss per share
    Basic and diluted                      $      (0.19)                                         $      (0.50)
                                           ============      ============      ============      ============

Shares used in computing net loss
    per share
    Basic and diluted                        46,612,752                             444,160 (d)    47,056,912

                  See accompanying notes to unaudited pro forma
                   condensed combined financial information.

                                 GlobeSpan, Inc.

    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                (In thousands, except share and per share data)
--------------------------------------------------------------------------------

1.    Pro Forma Adjustments and Assumptions

      (a) The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Ficon at December 31, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date. Assuming the transaction had occurred on December 31, 1999, the preliminary allocation would have been as follows:

            Assets acquired
              Cash                                                  $    899
              Accounts receivable                                        787
              Prepaids and other current assets                          136
              Property and equipment                                     241
              Goodwill and intangibles                                10,025
                                                                    --------
                                                                      12,088

            In-process technology                                      1,350
            Liabilities assumed                                       (1,388)
                                                                    --------

              Purchase price                                        $ 12,050 (1)
                                                                    ========

      (1) The purchase price consists of 186,240 shares of common stock valued at $7,050 based upon GlobeSpan's stock price a few days before and after the companies reached agreement and the proposed transaction was announced and $5,000 in cash. Also included in adjustment (a), in accordance with purchase business acquisition accounting, the total stockholders equity of Ficon, of $675, has been eliminated for pro forma presentation.

      This allocation is preliminary and may be subject to change upon the completion of an independent third party valuation of the fair value of Ficon's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

            o The pro forma adjustments reflect twelve months of amortization expense for the year ended December 31, 1999 assuming the transaction had occurred on January 1, 1999. The preliminary value of the goodwill and intangible assets at January 1, 1999 would have been approximately $10,070. Goodwill and other intangible assets will be amortized over the expected estimated period of benefit ranging from two to four years. Such amount would approximate $3,645 per year;

            o For purposes of the pro forma financial information, the estimated amount of the in-process technology is $1,350, which is based upon a preliminary analysis. Because such in-process technology is not expected to reach the stage of technological feasibility by the anticipated acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by GlobeSpan and has been reflected in the pro forma balance sheet as a charge to stockholders' equity; and

                  If GlobeSpan is unable to write-off any of the in-process technology and, accordingly, the dollar amount of the purchase price allocated to in-process technology was determined to be zero, the effect would result in (i) an $1,350 increase in both goodwill and other intangible assets and stockholders' equity presented in the unaudited pro forma condensed combined balance sheet as of December 31, 1999; and (ii) $490 of incremental goodwill and other intangible amortization or $0.03 per share increase in the

                                 GlobeSpan, Inc.

    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                 (In thousands, except share and per share data)
------------------------------------------------------------------------------

                  net loss attributable to common stockholders and net loss per common share presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 1999. As a result, the annual amortization of goodwill and other intangible assets would increase from $3,645 per year to $4,135 per year based upon an expected estimated period of benefit ranging from two to four years.

            o The pro forma adjustment reconciles the historical balance sheet of Ficon at December 31, 1999 to the allocated purchase price of Ficon of $12,050 assuming the transaction had occurred on December 31, 1999.

            (b) In connection with the merger agreement, Ficon paid its employees a bonus in amounts not to exceed $60 for any employee or $800 in the aggregate, allocated between research and development and selling, general and administrative expenses, based on Ficon's historical allocation of employee salaries.

            (c) In connection with the acquisition of Ficon by GlobeSpan, 773,760 shares of restricted common stock were issued to Ficon employees and its principal shareholder, contingent upon continued employment with the merged companies. GlobeSpan will record deferred compensation of approximately $29,522 to be amortized as compensation expense over the vesting period in accordance with EITF 95-8, "Accounting for Contingent Consideration Paid to Shareholders of an Acquired Enterprise in a Purchase Business Combination," generally three years, or $9,833 per year. Such compensation expense has been included as a proforma adjustment and 257,920 shares of the original 773,760 are assumed to be outstanding at December 31, 1999.

                  In addition, up to an additional 999,999 shares of common stock ("Contingent Shares") may be issuable six months after GlobeSpan has validated release 3 of the Ficon software (the "Milestone Date"). In the event that the Milestone Date is achieved more than 12 months after the closing date, then the number of Contingent Shares to be issued is reduced, as provided in the merger agreement. The Contingent Shares will be released to the named Ficon employees and principal shareholder over a period of 42 months, upon completion of certain development activities as provided in the merger agreement. No amounts have been included in these pro forma financial statements related to the Contingent Shares.

            (d) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding. The 444,160 shares consist of 186,240 shares of GlobeSpan's common stock issued in connection with its acquisition of Ficon and is assumed to be outstanding for the entire period; and 257,920 (equivalent to one year's vesting) shares earned in connection with the continued employment of certain Ficon employees and its principal shareholder.

(c)   Exhibits.

      Exhibit
      No.      Description
      -------  -----------

      2.1+ Agreement and Plan of Merger, dated January 12, 2000, among GlobeSpan, Inc., FTI Acquisition Corp. and Ficon Technology, Inc.

      2.2+ Asset Purchase Agreement, dated January 21, 2000, among GlobeSpan, Inc. and PairGain Technologies, Inc.*

      10.1+ Registration Rights Agreement, dated February 24, 2000, among GlobeSpan, Inc. and PairGain Technologies, Inc.

      10.2+ Subordinated Redeemable Convertible Promissory Note, issued February 24, 2000

      23.1     Consent of PricewaterhouseCoopers LLP

      99.1+    Press Release, dated January 31, 2000

      99.2+    Press Release, dated February 24, 2000

--------
      * Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of a confidential treatment request.

+     Previously filed.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBESPAN, INC.


                                       By: /s/ Robert McMullan
                                           -------------------------------------
                                       Name: Robert McMullan
                                       Title: Chief Financial Officer, Vice
                                              President, Treasurer and Secretary

Date: April 14, 2000

                                  EXHIBIT INDEX

      Exhibit
      No.      Description
      -------  -----------

      2.1+ Agreement and Plan of Merger, dated January 12, 2000, among GlobeSpan, Inc., FTI Acquisition Corp. and Ficon Technology, Inc.

      2.2+ Asset Purchase Agreement, dated January 21, 2000, among GlobeSpan, Inc. and PairGain Technologies, Inc.*

      10.1+ Registration Rights Agreement, dated February 24, 2000, among GlobeSpan, Inc. and PairGain Technologies, Inc.

      10.2+ Subordinated Redeemable Convertible Promissory Note, issued February 24, 2000

      23.1     Consent of PricewaterhouseCoopers LLP

      99.1+    Press Release, dated January 31, 2000

      99.2+    Press Release, dated February 24, 2000

--------------
+     Previously filed.

--------
      * Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of a confidential treatment request.